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                                                                     Exhibit 4.2

                        SPECIMEN COMMON STOCK CERTIFICATE

NUMBER: ______________________             SHARES: _________________________-C

                        ENERGY SERVICES ACQUISITION CORP.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                  COMMON STOCK

                                                      SEE REVERSE FOR CERTAIN
                                                      DEFINITIONS THIS CERTIFIES
THAT __________________________                       CUSIP: ______________

IS THE OWNER OF

      FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH
                             OF THE COMMON STOCK OF

                        ENERGY SERVICES ACQUISITION CORP.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
       ------------------------------


-------------------------------------   ----------------------------------------
Chief Executive Officer                 Secretary

                        ENERGY SERVICES ACQUISITION CORP.
                                 CORPORATE SEAL
                                      2006
                                    DELAWARE

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     "TEN COM"- as tenants in common

     "TEN ENT"- as tenants by the entireties

     "JT TEN"- as joint tenants with right of survivorship and not as tenants in common

     "UNIF GIFT MIN ACT"- ______________ Custodian ________________
                          (Cust)                   (Minor)

         under Uniform Gifts to Minors Act ________________(State)

     Additional Abbreviations may also be used though not in the above list.

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                        ENERGY SERVICES ACQUISITION CORP.

     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

     For value received, _________________ hereby sell, assign and transfer unto

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________
     (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

____________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
      -------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.



Signature(s) Guaranteed:


----------------------------------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Corporation's liquidation or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Corporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.


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